PRESS RELEASE

Contacts:

Home Diagnostics Ronald L. Rubin Chief Financial Officer (954) 332-2128 Sabrina Rios Corporate Communications Manager (954) 332-2141 srios@hdidiabetes.com	The Ruth Group Nick Laudico (investors) (646) 536-7030 nlaudico@theruthgroup.com Jason Rando (media) (646) 536-7025 jrando@theruthgroup.com

Home Diagnostics Reports Fourth Quarter and
Full Year 2007 Financial Results

Provides full year 2008 financial guidance

Fourth Quarter and Recent Highlights:

•	Revenue of $27.8 million

•	GAAP net income of $0.1 million, or $0.01 per share; non-GAAP adjusted net income of $2.2 million, or $0.11 per share, excluding legal settlement expense of $3.5 million or $2.1 million after income taxes*

•	Signed exclusive co-brand agreement with Rite Aid

•	Unveiled new state-of-the-art, no-coding TRUEtest product platform; remain on track for launch in the second half of 2008

•	Announced additional $5 million share repurchase program

FORT LAUDERDALE, Fla. – March 13, 2008 – Home Diagnostics, Inc. (Nasdaq: HDIX), a leading manufacturer and marketer of diabetes testing supplies, today announced financial results for the fourth quarter and full year ended December 31, 2007.

Total revenue for the fourth quarter was $27.8 million, up 3.3% from $26.9 million in the fourth quarter of last year. Retail channel sales decreased 2.2% reflecting the continued effects of consolidation among the Company’s retail customers. Distribution channel sales decreased 1.0% reflecting continued weakness in sales to a customer in Puerto Rico. In addition, fourth quarter 2006 retail and distribution channel sales included a favorable return reserve adjustment. Mail service channel sales decreased 2.8% reflecting a difficult comparison over the fourth quarter of 2006, when the Company launched its TRUEtrack product with a major mail service customer. International sales increased 46.3% reflecting continued expansion into the Canadian retail and distribution markets, strong sales in the UK and Germany, additional market share gains in Australia, and continued growth in Latin America.

Gross profit for the fourth quarter of 2007 was $16.4 million, compared to $16.1 million in the fourth quarter of 2006. As a percentage of sales, gross margin decreased to 59.0% from 59.9% in the prior year. Gross margins in the fourth quarter of 2006 included a favorable return reserve adjustment, which increased gross margins in the quarter by 200 basis points.

Selling, general and administrative expenses were $11.7 million for the fourth quarter of 2007, compared with $9.9 million in the fourth quarter of 2006. The majority of the increase is due to higher expenses for sales and marketing, managed care and other strategic initiatives. Stock-based compensation for the fourth quarter of 2007 increased $0.4 million to $0.3 million. Stock-based compensation during the fourth quarter of 2006 was a benefit (contra-expense) of $0.1 million due to mark to market accounting for variable stock options.

Research and development expenses were $2.4 million for the fourth quarter of 2007, flat with the fourth quarter of 2006. The Company’s research and development focus continues to be on investments in new product development and the validation of new manufacturing equipment for the TRUEtest™ product platform, which the Company expects to launch in the second half of this year.

Operating loss for the fourth quarter of 2007 was $1.2 million, compared to operating income of $0.8 million for the fourth quarter of 2006. Operating loss for the fourth quarter of 2007 includes a litigation settlement expense of $3.5 million related to a patent infringement suit with Roche, announced in December 2007. Terms of the settlement included a paid-up worldwide license under the patents at issue and a covenant by Roche not to sue Home Diagnostics on the licensed patents. Operating income for the fourth quarter of 2006 was reduced by a $3 million legal reserve for the Brandt legal case.

For the three-month period ended December 31, 2007, the Company reported net income of $0.1 million and diluted earnings per share of $0.01 based on weighted average shares outstanding of 19.2 million. Excluding the legal settlement described above, adjusted net income for the fourth quarter 2007 was $2.2 million, or diluted earnings per share of $0.11*. Net income for the three-month period ended December 31, 2006 was $0.8 million or $0.04 per diluted share based on 19.7 million weighted average shares outstanding. Net income for the fourth quarter 2006 was impacted by the litigation settlement of $3 million and a research and development tax credit. Adjusted net income is a non-GAAP measure, which is reconciled to the Company’s GAAP net income in the financial schedules accompanying this press release.

Total revenue for the full year ended December 31, 2007 was $115.6 million, an increase of 2.6% from $112.6 million in the same period of 2006. Operating income for the year 2007 was $11.2 million as compared to $14.5 million for the same period in 2006. Net income for the year 2007 was $9.6 million, or $0.49 per diluted share, based on 19.6 million weighted average shares outstanding. Excluding the legal settlement described above, adjusted net income for the full year 2007 was $11.4 million, or diluted earnings per share of $0.58*. Net income for the year ended December 31, 2006 was $10.3 million or $0.59 per diluted share based on 17.4 million weighted average shares outstanding.

J. Richard Damron, Jr., President and Chief Executive Officer of Home Diagnostics said, “Our financial results for the fourth quarter, as adjusted for the legal settlement, are in-line with our guidance for revenue and earnings. Our international channel continued to produce strong year-over-year growth, driven by further penetration into the Canadian marketplace and strength in Australia, Latin American and the UK. We are excited about winning the Rite Aid co-brand business which solidifies our position as the leading co-brand supplier for the major U.S. drug chains. We are encouraged about the opportunities that our TRUEtest product platform will provide and remain on track for its launch in the second half of this year.”

2008 Annual Guidance
For the full year 2008, the Company expects total revenue to be in the range of $123 million to $126 million, representing annual growth of between 6% and 9%. The Company expects 2008 diluted earnings per share to be in the range of $0.50 to $0.52. The Company expects the majority of its 2008 revenue and earnings to be weighted towards the second half of the year due to typical business cycles as well as this year’s new product launches. The guidance reflects an increase in the Company’s effective tax rate to approximately 35% versus the effective tax rate of 26% in 2007. In addition, the Company’s 2008 guidance assumes a marketing expense of approximately $3 million, or $0.10 per share after income taxes, associated with launching the TRUEtest product platform.

Conference Call
Management will hold a conference call on Thursday, March 13, 2008 at 8:30 a.m. ET to discuss the results. The dial-in numbers are 1-877-407-0789 for domestic callers and 1-201-689-8562 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.homediagnostics.com.

After the live Web cast, the call will remain available on Home Diagnostics’ Web site, www.homediagnostics.com, through April 13, 2008. In addition, a telephonic replay of the call will be available until March 20, 2008. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 273068.

*Use of Non-GAAP Financial Measures

This press release and the financial schedules hereto include financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe this non-GAAP measure provides investors with a better baseline for assessing our future earnings potential. The non-GAAP measure included in this release is provided to give investors access to the types of measures that we use in analyzing our results.

This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. A schedule that reconciles GAAP net income to non-GAAP adjusted net income is included in the financial schedules accompanying this release.

About Home Diagnostics, Inc.
Based in Fort Lauderdale, Florida, Home Diagnostics, Inc. (NASDAQ: HDIX) is a leading developer, manufacturer and marketer of diabetes management solutions. Home Diagnostics, Inc. offers a portfolio of high-quality blood glucose monitoring systems that spans the spectrum of features and benefits to help every person with diabetes better monitor and manage their disease. The Home Diagnostics, Inc. product line includes TRUEtrack™, Sidekick®, TRUEread™ and Prestige Smart System® blood glucose monitoring systems. For more information please visit www.homediagnostics.com.

Forward-Looking Statements
The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations” sections contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

TRUEtest is a trademark of Home Diagnostics, Inc. All other trademarks are property of their respective owners.

HOME DIAGNOSTICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2006	% to Sales	2007	% to Sales	2006	% to Sales	2007	% to Sales
Net sales	$26,866,999	100.0%	$27,766,783	100.0%	$112,628,368	100.0%	$115,601,256	100.0%
Cost of sales	10,769,405	40.1%	11,374,636	41.0%	44,287,167	39.3%	45,555,532	39.4%

Gross profit	16,097,594	59.9%	16,392,147	59.0%	68,341,201	60.7%	70,045,724	60.6%

Operating expenses
Selling, general and administrative (including stock-based compensation expense (income) of $(158,498) and $257,494 for the three months ended and 1,176,627 and $1,146,984 for the years ended December 31, 2006 and 2007, respectively)	9,876,182	36.8%	11,689,690	42.1%	42,603,110	37.8%	46,826,377	40.5%
Research and development	2,396,969	8.9%	2,427,490	8.7%	8,229,913	7.3%	8,927,969	7.7%
Litigation settlements, net of recoveries	3,000,000	11.1%	3,500,000	12.6%	3,000,000	2.7%	3,050,000	2.7%

Total operating expenses	15,273,151	56.8%	17,617,180	63.4%	53,833,023	47.8%	58,804,346	50.9%

Income (loss) from operations	824,443	3.1%	(1,225,033)	-4.4%	14,508,178	12.9%	11,241,378	9.7%

Other income (expense)
Change in fair value of warrant put option	—	n/a	—	n/a	58,700	0.0%	—	n/a
Interest (expense) income, net	361,216	1.3%	437,536	1.6%	167,153	0.1%	1,655,580	1.4%
Other, net	(73,198)	-0.3%	55,324	0.2%	(44,262)	0.0%	119,510	0.2%

Total other income	288,018	1.0%	492,860	1.8%	181,591	0.1%	1,775,090	1.6%

Income before provision for income taxes	1,112,461	4.1%	(732,173)	-2.6%	14,689,769	13.0%	13,016,468	11.3%
Provision (benefit) for income taxes	359,464	1.3%	(841,443)	-3.0%	4,380,340	3.8%	3,388,460	3.0%

Net income	$752,997	2.8%	$109,270	0.4%	$10,309,429	9.2%	$9,628,008	8.3%

Earnings per common share:
Basic	$0.04		$0.01		$0.70		$0.54

Diluted	$0.04		$0.01		$0.59		$0.49

Weighted average shares used in computing earnings per common share:
Basic	17,671,992		17,952,964		14,811,424		17,953,336

Diluted	19,737,740		19,179,131		17,373,401		19,574,305

Home Diagnostics, Inc.
Supplemental Information
(Unaudited)

	December 31,	December 31,
	2006	2007
Selected Balance Sheet Data:
Cash and cash equivalents	$26,487,163	$32,695,803
Working capital	42,400,903	46,161,346
Total assets	117,676,015	130,251,037
Total debt	—	—
Total stockholders’ equity	97,112,623	106,099,423

	Three Months Ended December 31,		Years Ended December 31,
	2006	2007	2006	2007
Cash Flow Data:
Cash Provided by Operating Activities	$(969,122)	$2,556,949	$11,135,626	$16,458,205
Cash Used in Investing Activities	(1,184,440)	(2,117,606)	(8,573,154)	(8,668,474)
Cash (Used in) Provided by Financing Activities	323,523	(969,691)	20,021,195	(1,597,829)

     Revenue by Channel:

	Three Months Ended December 31,
	2006		2007		Increase	(Decrease)
Retail	$7,609,910	28.3%	$7,446,204	26.8%	$(163,706)	-2.2%
Distribution	12,791,895	47.6%	12,665,675	45.6%	(126,220)	-1.0%
Mail Service	3,678,069	13.7%	3,576,630	12.9%	(101,439)	-2.8%
International	2,787,125	10.4%	4,078,274	14.7%	1,291,149	46.3%

	$26,866,999	100.0%	$27,766,783	100.0%	$899,784	3.3%

	Years Ended December 31,
	2006		2007		Increase	(Decrease)
Retail	$25,118,494	22.3%	$25,959,006	22.5%	$840,512	3.3%
Distribution	63,092,079	56.0%	61,068,559	52.8%	(2,023,520)	-3.2%
Mail Service	13,095,118	11.6%	14,048,035	12.2%	952,917	7.3%
International	11,322,677	10.1%	14,525,656	12.5%	3,202,979	28.3%

	$112,628,368	100.0%	$115,601,256	100.0%	$2,972,888	2.6%

Home Diagnostics, Inc.
Reconciliation of GAAP Net Income
and Non-GAAP adjusted Net income

	Three Months Ended December 31,		Years Ended December 31,
	2006 **	2007	2006 **	2007
GAAP net income	$752,997	$109,270	$10,309,429	$9,628,008
Add (Deduct):
Litigation Settlements, net of recoveries	3,000,000	3,500,000	3,000,000	3,050,000
Tax effect of above	(222,000)	(1,410,316)	(222,000)	(1,270,816)
Tax credit and other adjustments	(378,087)	—	(1,536,087)	—

Non-GAAP adjusted net income	$3,152,910	$2,198,954	$11,551,342	$11,407,192

Non-GAAP diluted earnings per share	$0.16	$0.11	$0.66	$0.58

 * * Excludes adjustments for stock based compensation and change in fair value of warrant put option previously reported in our year ended December 31, 2006 press release.

[HDIX-F]